--------------------------------------------------------------------------------




                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                AMENDMENT NO. 1
                              TO CURRENT REPORT ON

                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



         DATE OF REPORT (Date of earliest event reported): MAY 17, 2002



                          TESORO PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)



          DELAWARE                       1-3473                  95-0862768
(State or other jurisdiction    (Commission File Number)        (IRS Employer
      of incorporation)                                      Identification No.)




                300 CONCORD PLAZA DRIVE                     78216-6999
                  SAN ANTONIO, TEXAS                        (Zip Code)
       (Address of principal executive offices)




       Registrant's telephone number, including area code: (210) 828-8484


--------------------------------------------------------------------------------

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         On May 17, 2002, Tesoro Petroleum Corporation ("Tesoro" or the "Company") completed the acquisition of the 168,000 barrels per day Golden Eagle refinery located in Martinez, California in the San Francisco Bay area along with 70 associated retail sites throughout northern California (collectively, the "Golden Eagle Assets") from Ultramar Inc., a subsidiary of Valero Energy Corporation. The acquisition was completed pursuant to a Sale and Purchase Agreement, dated February 4, 2002, by and among Ultramar Inc. and Tesoro Refining and Marketing Company, as amended on February 20, 2002 and May 3, 2002, which was previously filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Company intends to utilize the Golden Eagle Assets in a similar manner as the seller.

         The purchase price for the Golden Eagle Assets, as amended, was $945 million, plus $130 million for feedstock and refined product inventories, subject to post-closing adjustments. The Company issued to the seller two ten-year junior subordinated notes with face amounts aggregating $150 million as part of the $945 million purchase price. The notes consist of: (i) a $100 million junior subordinated note, due July 2012, which is non-interest bearing for the first five years and carries a 7.5% interest rate for the remaining five-year period, and (ii) a $50 million junior subordinated note, due July 2012, which has no interest payment in year one and bears a 7.47% effective interest rate for the second through the fifth years and a 7.5% interest rate for years six through ten. Copies of the $100 million and $50 million junior subordinated notes were previously filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference. The Company further funded the acquisition of the Golden Eagle Assets with borrowings under its amended and restated Senior Secured Credit Facility (described in Item 5 of this Current Report on Form 8-K, File No. 1-3473, filed May 24, 2002), proceeds of a recent common stock offering and the proceeds of a March 2002 senior subordinated notes offering. The Company also assumed certain liabilities and obligations (including costs associated with transferred employees and environmental matters, among others) subject to certain levels of indemnification.

         In connection with the acquisition of the Golden Eagle Assets, the Company entered into a letter agreement, dated May 5, 2002, with the State of California Department of Justice, Office of the Attorney General, which was previously filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

         The foregoing is qualified by reference to the previously filed Exhibits 2.1, 10.1, 10.2 and 10.3 to this Current Report on Form 8-K, which are incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a) Financial statements of businesses acquired.

                  The audited financial statements of Golden Eagle Refining and Marketing Assets Business as of December 31, 2001 and 2000 and for the year ended December 31, 2001 and the four months ended December 31, 2000 were filed on Form 8-K under Item 7 on February 22, 2002.

                  The following financial statements are included in Appendix A hereto and incorporated herein by reference.

         UNAUDITED FINANCIAL STATEMENTS OF GOLDEN EAGLE REFINING AND
         MARKETING ASSETS BUSINESS

         Balance Sheets as of March 31, 2002 and December 31, 2001.........  A-2

         Statements of Income for the Three Months Ended March 31, 2002
         and March 31, 2001................................................  A-3

         Statements of Cash Flows for the Three Months Ended March 31,
         2002 and March 31, 2001...........................................  A-4

         Notes to Financial Statements.....................................  A-5





         (b) Pro forma financial information.

                  The pro forma financial statements required pursuant to
         Article 11 of Regulation S-X will be filed by amendment to this Current Report on Form 8-K no later than sixty days after the date on which this Current Report on Form 8-K was originally required to be filed.

         (c) Exhibits.

                  2.1 Sale and Purchase Agreement for Golden Eagle Refining and Marketing Assets, dated February 4, 2002, by and among Ultramar Inc. and Tesoro Refining and Marketing Company, including First Amendment dated February 20, 2002 and related Purchaser Parent Guaranty dated February 4, 2002 (incorporated by reference to
                           Exhibit 2.12 to the Company's Annual Report on Form 10-K for the year ended December 31, 2001, File No. 1-3473) and Second Amendment dated May 3, 2002 (incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K filed May 9, 2002, File No. 1-3473).

                 10.1 $100 million Promissory Note, dated as of May 17, 2002, payable by the Company to Ultramar Inc. (incorporated by reference to the Exhibit 10.1 to the Company's Current Report on Form 8-K, File No. 1-3473, filed on May 24, 2002).


                 10.2 $50 million Promissory Note, dated as of May 17, 2002, payable by the Company to Ultramar Inc. (incorporated by reference to the Exhibit 10.2 to the Company's Current Report on Form 8-K, File No. 1-3473, filed on May 24, 2002).


                 10.3* Letter dated May 5, 2002 from the Company to the State of California Department of Justice, Office of the Attorney General (incorporated by reference to the Exhibit 10.3 to the Company's Current Report on Form 8-K, File No. 1-3473, filed on May 24, 2002).


                 10.4 $1,275,000,000 Amended and Restated Credit Agreement, dated as of May 17, 2002, among the Company and Lehman Brothers Inc. (arranger), Lehman Commercial Paper Inc. (the syndication agent), Bank One, NA (the administrative agent) and a syndicate of banks, financial institutions and other entities (incorporated by reference to the Exhibit 10.4 to the Company's Current Report on Form 8-K, File No. 1-3473, filed on May 24, 2002). Certain schedules and exhibits to this Amended and Restated Credit Agreement have not been filed with this exhibit. The Company agrees to furnish supplementally any omitted schedule or exhibit to the SEC upon request.


         * Portions have been omitted pursuant to a request for confidential treatment.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: July 16, 2002


                                       TESORO PETROLEUM CORPORATION




                                       By:       /s/ Gregory A. Wright
                                          --------------------------------------
                                                   Gregory A. Wright
                                                 Senior Vice President
                                              and Chief Financial Officer

                                   APPENDIX A

              GOLDEN EAGLE REFINING AND MARKETING ASSETS BUSINESS

               GOLDEN EAGLE REFINING AND MARKETING ASSETS BUSINESS

                                 BALANCE SHEETS
                            (unaudited, in thousands)

                                                                      MARCH 31,       DECEMBER 31,
                                                                        2002              2001
                                                                    -------------    -------------
                                     ASSETS
CURRENT ASSETS:
   Cash .........................................................   $         108    $         189
   Inventories ..................................................         116,726          162,982
   Current deferred income tax asset ............................           2,211            2,804
   Other current assets, net ....................................           4,269            8,154
                                                                    -------------    -------------
      TOTAL CURRENT ASSETS ......................................         123,314          174,129
                                                                    -------------    -------------

Property, plant and equipment ...................................         909,801          827,443
Less accumulated depreciation and amortization ..................         (68,285)         (58,575)
                                                                    -------------    -------------
   Property, plant and equipment, net ...........................         841,516          768,868
Goodwill ........................................................         199,446          199,446
Other assets, net ...............................................          88,752           58,562
                                                                    -------------    -------------
    TOTAL ASSETS ................................................   $   1,253,028    $   1,201,005
                                                                    =============    =============

                      LIABILITIES AND NET PARENT INVESTMENT

CURRENT LIABILITIES:
   Accounts payable and accrued liabilities .....................   $     107,661    $      90,212
   Taxes other than income taxes ................................          15,640           20,405
   Lease termination obligation .................................          36,088           36,088
                                                                    -------------    -------------
      TOTAL CURRENT LIABILITIES .................................         159,389          146,705

Deferred income tax liabilities .................................          73,310           85,872
Employee benefit obligations ....................................          31,341           29,930
Other long-term liabilities .....................................           3,954            3,954
                                                                    -------------    -------------
     TOTAL LIABILITIES ..........................................         267,994          266,461

Net parent investment ...........................................         985,034          934,544
                                                                    -------------    -------------
     TOTAL LIABILITIES AND NET PARENT INVESTMENT ................   $   1,253,028    $   1,201,005
                                                                    =============    =============



              See accompanying notes to the financial statements.

               GOLDEN EAGLE REFINING AND MARKETING ASSETS BUSINESS

                              STATEMENTS OF INCOME
                            (unaudited, in thousands)

                                                           THREE MONTHS ENDED MARCH 31,
                                                          ------------------------------
                                                               2002             2001
                                                          -------------    -------------
SALES AND OTHER REVENUES: .............................   $     430,569    $     505,866
                                                          -------------    -------------

COSTS AND EXPENSES:
   Cost of products sold ..............................         348,291          328,210
   Operating expenses .................................          62,835           74,257
   General and administrative expenses ................           2,675            2,619
   Taxes other than income taxes ......................          33,379           37,543
   Depreciation and amortization ......................          12,748            9,198
   Loss on sale of property, plant and equipment ......              16                7
                                                          -------------    -------------
      TOTAL COSTS AND EXPENSES ........................         459,944          451,834
                                                          -------------    -------------

INCOME (LOSS) BEFORE INCOME TAX (BENEFIT) EXPENSE .....         (29,375)          54,032
  Income tax (benefit) expense ........................         (11,969)          22,055
                                                          -------------    -------------

NET INCOME (LOSS) .....................................   $     (17,406)   $      31,977
                                                          =============    =============



              See accompanying notes to the financial statements.

               GOLDEN EAGLE REFINING AND MARKETING ASSETS BUSINESS

                            STATEMENTS OF CASH FLOWS
                            (unaudited, in thousands)

                                                                          THREE MONTHS ENDED MARCH 31,
                                                                         ------------------------------
                                                                             2002              2001
                                                                         -------------    -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss) ....................................................   $     (17,406)   $      31,977
Adjustments to reconcile net income (loss) to net cash
   provided by operating activities:
   Depreciation and amortization .....................................          12,748            9,198
   Loss on sale of property, plant and equipment .....................              16                7
   Deferred income tax (benefit) expense .............................         (11,969)          16,236
   Changes in operating assets and liabilities:
     Decrease in receivables .........................................              --            3,014
     Decrease in inventories .........................................          46,256            7,212
     Decrease (increase) in other current assets .....................           3,885              (86)
     Increase (decrease) in accounts payable and
       accrued  liabilities ..........................................          17,449           (4,272)
     Decrease in taxes other than income taxes .......................          (4,765)            (183)
   Increase in employee benefit obligations ..........................           1,411            1,266
   Increase in other long-term assets ................................            (316)              --
                                                                         -------------    -------------
         NET CASH PROVIDED BY OPERATING ACTIVITIES ...................          47,309           64,369
                                                                         -------------    -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures .................................................         (82,448)          (4,857)
Deferred refinery turnaround costs ...................................         (32,898)              --
Advances to employees under notes receivable .........................              --             (476)
Repayments of employee notes receivable ..............................              60               --
                                                                         -------------    -------------
         NET CASH USED IN INVESTING ACTIVITIES .......................        (115,286)          (5,333)
                                                                         -------------    -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
Net cash advances from (repayments to) parent ........................          67,896          (59,056)
                                                                         -------------    -------------
         NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES .........          67,896          (59,056)
                                                                         -------------    -------------

NET DECREASE IN CASH .................................................             (81)             (20)
CASH AT BEGINNING OF PERIOD ..........................................             189              171
                                                                         -------------    -------------
CASH AT END OF PERIOD ................................................   $         108    $         151
                                                                         =============    =============



              See accompanying notes to the financial statements.

               GOLDEN EAGLE REFINING AND MARKETING ASSETS BUSINESS
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1: BUSINESS DESCRIPTION AND BASIS OF PRESENTATION

THE BUSINESS

In conjunction with Valero Energy Corporation's (Valero) acquisition of Ultramar Diamond Shamrock Corporation (UDS) on December 31, 2001, the U.S. Federal Trade Commission (FTC) approved a consent decree requiring divestiture of certain UDS assets. Pursuant to the consent decree, the assets to be divested were required to be put into a trust, with the future operations of those assets controlled by an independent trustee selected by the FTC. These assets and their related operations are referred to as the Golden Eagle Refining and Marketing Assets Business (the Business) and include:

o the 168,000 barrel-per-day Golden Eagle Refinery located in the San Francisco Bay area and all tangible assets used in the operation of the refinery including docks, tanks and pipelines. In addition to the main refinery processing units, the refinery complex includes three wharves, water treatment systems, pipelines and a chemical production facility. The refinery has approximately 140 tanks with combined capacity of 7,700,000 barrels for crude oil and other feedstocks and refined products;

o the wholesale marketing business, which includes primarily sales to unbranded customers located in the northern half of California, Fresno and north, and Reno, Nevada; and

o 70 Beacon- and Ultramar-branded convenience stores located in Northern California, including land, buildings, pump equipment, underground storage tanks and various store equipment. The convenience stores sell various grades of gasoline and diesel, and merchandise products such as cigarettes, beverages, groceries, and health and beauty aids.

Under the terms of the consent decree, the Business was assigned 6 term sales contracts (wholesale customers) and 9 refined product exchange contracts. The exchange contracts provide for the delivery of refined products to unaffiliated companies at third party terminals in exchange for delivery of a similar quantity of refined products to the Business by these unaffiliated companies at specified locations. In addition, Valero has the option to purchase refined products from the Business at market prices to supply branded convenience stores located in Northern California, which are being retained by Valero.

Ultramar, Inc. (Ultramar), now a subsidiary of Valero, owned and operated the Business discussed above as well as other refining and marketing assets and operations in California.

SALE AND PURCHASE AGREEMENT WITH TESORO

On February 4, 2002, Ultramar entered into a sale and purchase agreement, which was subsequently amended on February 20, 2002 and May 3, 2002, (as amended, the Sale and Purchase Agreement) with Tesoro Refining and Marketing Company (Tesoro) whereby Tesoro would acquire the Business. On May 17, 2002, Valero closed on the sale of the Business to Tesoro, with the final sales price of $1,075,000,000 being paid to Valero in the form of $925,000,000 of cash and two notes totaling $150,000,000. The sale included refinery feedstock and refined product inventories. In addition, the Sale and Purchase Agreement required Tesoro to assume various employee benefit obligations, lease obligations and environmental liabilities but excluded certain liabilities of the Business, including accounts payable, certain accrued liabilities and income tax obligations.

FINANCIAL STATEMENT PRESENTATION

These unaudited financial statements have been prepared in accordance with United States generally accepted accounting principles for interim financial information and with the Securities and Exchange Commission (SEC) instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete

               GOLDEN EAGLE REFINING AND MARKETING ASSETS BUSINESS
                   NOTES TO FINANCIAL STATEMENTS - (CONTINUED)


financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Certain previously reported amounts have been reclassified to conform to the 2002 presentation. Operating results for the three-month period ended March 31, 2002 are not necessarily indicative of the results that may be expected for the year ending December 31, 2002.

The balance sheet as of December 31, 2001 has been derived from the audited financial statements at that date but does not include all of the information and notes required by United States generally accepted accounting principles for complete financial statements. For further information, refer to the audited financial statements of the Business included in Tesoro Petroleum Corporation's Form 8-K filed with the SEC in February 2002.

The financial statements represent a carve-out financial statement presentation of the operations of the Business and are based on UDS' historical cost related to the Business prior to Valero's acquisition of UDS. These financial statements do not include any adjustments that might result from a sale of the Business.

The financial statements include allocations and estimates of direct and indirect Valero/UDS general and administrative costs attributable to the operations of the Business. In addition, it was assumed that the majority of refined product sales from the refinery were made to the wholesale marketing business and the wholesale marketing business then sold those refined products to third parties, to Valero's/UDS' branded jobbers and to the 70 convenience stores being sold. The sales between the refinery and the wholesale marketing business and between the wholesale marketing business and the 70 convenience stores being sold have been eliminated in these financial statements. Management believes that the assumptions, estimates and allocations used to prepare these financial statements are reasonable. However, the allocations may not necessarily be indicative of the costs and expenses that would have resulted if the Business had been operated as a separate entity.

The Business' results of operations may be affected by seasonal factors, such as the demand for petroleum products, which vary during the year, or industry factors that may be specific to a particular period, such as industry supply capacity and refinery turnarounds.

EXCISE AND INCOME TAXES

Federal excise and state motor fuel taxes collected on the sale of products and remitted to governmental agencies are included in sales and other revenues and in taxes other than income taxes. For the three months ended March 31, 2002 and 2001, excise taxes were $30,902,000 and $35,668,000, respectively.

The Business' results will be included in the consolidated federal and state income tax returns filed by its parent for each respective period. The income tax (benefit) expense in the statement of income represents the current and deferred income taxes that would have resulted if the Business were a stand-alone taxable entity filing its own income tax returns. The tax benefit resulting from the loss for the three months ended March 31, 2002 has been recorded as a long-term deferred tax asset based on the assumption that such benefit would be carried forward.

NOTE 2: ACCOUNTING CHANGES AND NEW ACCOUNTING PRONOUNCEMENTS

FASB STATEMENT NO. 142

In June 2001, the FASB issued Statement No. 142, "Goodwill and Other Intangible Assets." Statement No. 142 addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, "Intangible Assets." Statement No. 142 addresses how intangible assets

               GOLDEN EAGLE REFINING AND MARKETING ASSETS BUSINESS
                   NOTES TO FINANCIAL STATEMENTS - (CONTINUED)


that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition. This statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. The provisions of Statement No. 142 are required to be applied starting with fiscal years beginning after December 15, 2001. This statement is required to be applied at the beginning of an entity's fiscal year and to be applied to all goodwill and other intangible assets recognized in its financial statements at that date. The statement provides that goodwill and other intangible assets that have indefinite useful lives will not be amortized but instead will be tested at least annually for impairment. Intangible assets that have finite useful lives will continue to be amortized over their useful lives, but such lives will not be limited to 40 years, as was required under previous guidance. Impairment losses that arise due to the initial application of Statement No. 142 are to be reported as resulting from a change in accounting principle. The provisions of Statement No. 142 were implemented on January 1, 2002 resulting in the cessation of goodwill amortization, which amortization was $418,000 for the three months ended March 31, 2001. Excluding the impact of goodwill amortization, net of the related tax effect of $171,000, results in pro forma net income of $32,224,000 for the three months ended March 31, 2001. In addition, management believes that future reported net income may be more volatile because impairment losses related to goodwill are likely to occur irregularly and in varying amounts.

FASB STATEMENT NO. 144

Effective January 1, 2002, the Business adopted Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." Statement No. 144 addresses financial accounting and reporting for the impairment of long-lived assets and for long-lived assets to be disposed of. This statement supersedes FASB Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," but retains Statement No. 121's fundamental provisions for recognition and measurement of impairment of long-lived assets to be held and used and measurement of long-lived assets to be disposed of by sale. This statement also supersedes APB Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," for the disposal of a segment of a business. Statement No. 144 does not apply to goodwill or other intangible assets, the accounting and reporting of which is addressed in newly issued Statement No. 142, "Goodwill and Other Intangible Assets." There was no impact to the Business' financial position or results of operations as a result of the adoption of this statement.

FASB STATEMENT NO. 145

In April 2002, the FASB issued Statement of Financial Accounting Standard No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This statement:

o rescinds Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt";

o rescinds Statement No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements";

o rescinds Statement No. 44, "Accounting for Intangible Assets of Motor Carriers"; and

o amends Statement No. 13, "Accounting for Leases," to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions.

This statement also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. The provisions of Statement No. 145 related to the rescission of Statement No. 4 shall be applied in fiscal years beginning after May 15, 2002 and the provisions of this statement related to the Statement No. 13 sale-leaseback inconsistency shall be effective for transactions occurring after May 15, 2002, with early application encouraged. All other provisions of this statement shall be effective for financial statements issued on or

               GOLDEN EAGLE REFINING AND MARKETING ASSETS BUSINESS
                   NOTES TO FINANCIAL STATEMENTS - (CONTINUED)


after May 15, 2002, with earlier application encouraged. The Business does not expect that the adoption of this statement will have a material impact on its financial position or results of operations.

NOTE 3: INVENTORIES

Inventories consisted of the following:

                                                                                MARCH 31,     DECEMBER 31,
                                                                                  2002            2001
                                                                              -------------   -------------
                                                                                      (in thousands)
        Crude oil and other feedstocks.....................................   $      61,866   $      67,855
        Refined products and other finished products
          and convenience store items .....................................          42,404          85,434
        Materials and supplies ............................................           7,850           8,283
        Refined products due under exchange contracts .....................           4,606           1,410
                                                                              -------------   -------------
            Total inventories..............................................   $     116,726   $     162,982
                                                                              =============   =============

As of December 31, 2001, the Business recorded a $55,930,000 reduction in the carrying value of crude oil and refined product inventories to reduce such inventories to market value which was lower than LIFO cost.

In the first quarter of 2002, the Business experienced a LIFO inventory liquidation which was treated as a temporary decrement.

NOTE 4: NET PARENT INVESTMENT AND RELATED-PARTY TRANSACTIONS

The net parent investment represents a net balance as the result of various transactions between the Business and Valero/UDS. The balance is the result of the Business' participation in Valero's/UDS' centralized cash management program under which all of the Business' cash receipts were remitted to and all cash disbursements were funded by Valero/UDS. There are no terms of settlement or interest charges associated with the net parent investment balance.

Transactions between the Business and Valero/UDS included the allocation of salary and employee benefit costs, insurance costs and administrative fees from Valero/UDS to the Business.

During the three months ended March 31, 2002 and 2001, Valero/UDS provided the Business with certain general and administrative services, including the centralized corporate functions of legal, accounting, treasury, engineering, information technology, human resources and other corporate services. Charges for these services were allocated based on various factors, including investments in property, personnel headcount, and refinery capacity. Management believes that the amount of general and administrative expenses allocated to the Business is a reasonable approximation of the costs related to the Golden Eagle Refinery and northern California retail operations. For purposes of these financial statements, payables and receivables related to transactions between the Business and Valero/UDS are included as a component of the net parent investment.

               GOLDEN EAGLE REFINING AND MARKETING ASSETS BUSINESS
                   NOTES TO FINANCIAL STATEMENTS - (CONTINUED)


The following table summarizes transactions with Valero/UDS:

                                                           THREE MONTHS ENDED MARCH 31,
                                                          ------------------------------
                                                              2002             2001
                                                          -------------   --------------
                                                                  (in thousands)
        Operating expenses ............................   $      22,398   $      19,568
        General and administrative expenses ...........           2,675           2,619


Employees who work in the Business are included in the various employee benefit plans of Valero/UDS. These plans include qualified, non-contributory defined benefit retirement plans, defined contribution 401(k) plans, employee and retiree medical, dental and life insurance plans, long-term incentive plans and other such benefits. For the purposes of these carve-out financial statements, the Business is considered to be participating in multi-employer benefit plans of Valero/UDS.

The Business' allocated share of Valero/UDS employee benefit plan expenses were $4,573,000 and $4,032,000 for the three months ended March 31, 2002 and 2001, respectively. These employee benefit plan expenses are included in operating expenses with the related payroll costs.

Historically, the Business' results have been included in the consolidated federal and state income tax returns filed by Valero/UDS. The income tax (benefit) expense in the statements of income represents the current and deferred income taxes that would have resulted if the Business were a stand-alone taxable entity filing its own income tax returns. Accordingly, the calculations of income tax (benefit) expense and net deferred income tax liabilities necessarily require certain assumptions, allocations and estimates which management believes are reasonable to reflect the tax reporting for the Business as a stand-alone taxpayer.

NOTE 5: CONTINGENCIES AND COMMITMENTS

San Francisco Baykeeper's Citizen Suit

On February 16, 2001, an environmental group, San Francisco Baykeeper (Baykeeper), filed a complaint against Ultramar alleging violations of the Clean Water Act, the California Water Code, and a storm water pollution prevention plan pertaining to a petroleum coke loading terminal in Pittsburg, California owned by Ultramar. In January 2002, Ultramar and Baykeeper entered into a settlement agreement that has been approved by the court. The settlement will require Ultramar to reimburse Baykeeper's legal costs, evaluate the use of the coke terminal and either discontinue its use of the terminal or implement best available technology. The owner of the terminal will have up to four years to implement this settlement agreement. Pursuant to the Sale and Purchase Agreement, Tesoro will assume the obligations for implementation of this settlement agreement.

Communities For A Better Environment

On March 31, 2001, two environmental groups, Communities for a Better Environment and San Francisco Baykeeper (collectively Plaintiffs), filed a lawsuit challenging certain orders by the California State Water Resources Control Board and the San Francisco Regional Water Quality Control Board (collectively the Boards) that grant the Golden Eagle Refinery a water discharge permit, also known as a National Pollutant Discharge Elimination System (NPDES) permit. The lawsuit was brought in the form of a petition for writ of mandamus against the Boards. Ultramar is named as the real party in interest.

The NPDES permit sets an interim limit and proposals for establishing a final limit on certain discharges from the refinery. The interim limit could extend until 2010. The Plaintiffs make three claims, namely that (a) the permit lacks any "Water Quality Based Effluent Limitation," in violation of the Clean Water Act, because the interim limit is performance-based, not water quality based,
(b) the new permit violates the Clean Water Act's anti-backsliding requirement, because the interim limit is less stringent than the

               GOLDEN EAGLE REFINING AND MARKETING ASSETS BUSINESS
                   NOTES TO FINANCIAL STATEMENTS - (CONTINUED)


facility's prior NPDES permit, and (c) the schedule for interim and final limits violates legal limitations in the Clean Water Act and state law, in part because the period for interim limitations is allegedly too long.

The court tentatively ruled that the refinery's permit fails to include a numeric water quality-based effluent limitation as mandated by the Clean Water Act and federal law, and that by eliminating a water quality-based effluent limitation for dioxins as required by federal law and regulations, the orders of the Regional and State Boards are in violation of the law. The court ordered the orders of the Regional and State Boards to be remanded for further proceedings consistent with the court's ruling. The court's ruling will not be final until the judge enters the order. Currently, negotiations are underway regarding the extent of the order and the Board's procedural options with respect to the court's tentative decision. If the refinery's permit is subject to more stringent limits, the Business could incur significant capital expenditures to comply with those limits. Pursuant to the Sale and Purchase Agreement with Tesoro, Tesoro will assume the defense and obligations associated with this litigation.

Union Oil Company of California Litigation

On January 22, 2002, Union Oil Company of California (Unocal) filed a patent infringement lawsuit against Valero in California federal court. The complaint seeks a 5.75 cent per gallon royalty on all reformulated gasoline infringing on Unocal's '393 and '126 patents. These patents cover certain compositions of cleaner-burning gasoline. The complaint seeks treble damages for Valero's alleged willful infringement of Unocal's patents and Valero's alleged conduct to induce others to infringe the patents. In a previous lawsuit, Unocal prevailed against five other major refiners involving its '393 patent.

In August 2001, the FTC announced that it was commencing an antitrust investigation concerning Unocal's conduct with a joint industry research group during the time that Unocal was prosecuting its patents at the U.S. Patent and Trademark Office (PTO). An injunction against Unocal's enforcement of its patents is a potential outcome of the FTC investigation. In 2001, the PTO commenced a reexamination of Unocal's '393 patent, and in January 2002, the PTO issued a notice of rejection of all claims of the '393 patent. Unocal has responded to the PTO's action, but the PTO has not issued a final decision. In January 2002, the PTO reversed an earlier denial and commenced reexamination of Unocal's '126 patent. Both reexaminations could affect the scope and validity of the patents.

Valero moved to stay the patent lawsuit pending the outcome of the reexamination proceedings, and the court has agreed to stay the lawsuit until July 8, 2002. Notwithstanding the judgment against the other refiners in the previous litigation, management believes that it has several strong defenses to Unocal's lawsuit, including those arising from Unocal's misconduct, and management believes it will prevail in the lawsuit. However, due to the inherent uncertainty of litigation, there can be no assurance that Valero will prevail, and an adverse result could have a material adverse effect on the results of operations and financial position of the Business. Pursuant to the Sale and Purchase Agreement with Tesoro, Ultramar and its predecessors will retain liability for any infringement of Unocal's patents at the Golden Eagle Refinery prior to its sale to Tesoro.

General

There are various other legal proceedings and claims pending against the Business which arise in the ordinary course of business. It is management's opinion, based upon advice of counsel, that these matters, individually or in the aggregate, will not have a material adverse effect on the results of operations or financial position of the Business.

NOTE 6: ENVIRONMENTAL MATTERS

The operations of the Business are subject to environmental laws and regulations adopted by various federal, state and local governmental authorities in the jurisdictions in which it operates. Although management believes its operations are in general compliance with applicable environmental regulations, risks of additional costs and liabilities are inherent in petroleum refining and retail marketing operations,

               GOLDEN EAGLE REFINING AND MARKETING ASSETS BUSINESS
                   NOTES TO FINANCIAL STATEMENTS - (CONTINUED)


and there can be no assurance that significant costs and liabilities will not be incurred. Moreover, it is possible that other developments, such as increasingly stringent environmental laws and regulations and enforcement policies thereunder, and claims for damages to property or persons resulting from the operations, could result in substantial costs and liabilities. Accordingly, the Business has adopted policies, practices and procedures in the areas of pollution control, product safety, occupational health and the production, handling, storage, use and disposal of hazardous materials to prevent material environmental or other damage, and to limit the financial liability which could result from those events. However, some risk of environmental or other damage is inherent in the Business, as it is with other companies engaged in similar businesses.

In conjunction with UDS' acquisition of the Golden Eagle Refinery from Tosco Corporation (Tosco) on August 31, 2000, Tosco agreed to indemnify UDS for up to $50,000,000 of environmental liabilities that are discovered subsequent to the acquisition. Excluded from this indemnification are liabilities that result from a change in environmental law after August 31, 2000.

The balances of and changes in accruals for environmental matters, which are not covered by the Tosco indemnity, are primarily related to retail operations and are principally included in other long-term liabilities, consisted of the following:

                                                 THREE MONTHS ENDED MARCH 31,
                                                ------------------------------
                                                    2002              2001
                                                -------------    -------------
                                                        (in thousands)
        Balance at beginning of period ......   $       2,863    $       3,446
          Payments ..........................            (212)            (110)
                                                -------------    -------------
        Balance at end of period ............   $       2,651    $       3,336
                                                =============    =============

The accruals noted above represent the Business' best estimate of the costs which will be incurred over an extended period for restoration and environmental remediation at various sites. However, environmental exposures are difficult to assess and estimate due to unknown factors such as the magnitude of possible contamination, the timing and extent of remediation, the determination of the Business' liability in proportion to other parties, improvements in cleanup technologies and the extent to which environmental laws and regulations may change in the future. The liabilities reflected above have not been reduced by possible recoveries from third parties and projected cash expenditures have not been discounted.

NOTE 7: BUSINESS SEGMENTS

The Business has two reportable segments, refining and retail. The refining segment includes the Golden Eagle Refinery and related wholesale marketing operations. The retail segment includes the operations of the 70 company-operated convenience stores in Northern California. Operations that are not included in the two reportable segments are included in the Corporate category and consist primarily of general and administrative expenditures. The Business' operations are located in the State of California.

The reportable segments are strategic business units that offer different products and services. They have been historically managed separately as each business requires different technology and marketing strategies. The calculation of EBITDA below is not based on United States generally accepted accounting principles and should not be considered as an alternative to net income or cash flows from operating activities (which are determined in accordance with U.S.
GAAP). Intersegment sales are generally derived from transactions made at prevailing market rates.

               GOLDEN EAGLE REFINING AND MARKETING ASSETS BUSINESS
                   NOTES TO FINANCIAL STATEMENTS - (CONTINUED)


                                                  REFINING         RETAIL        CORPORATE         TOTAL
                                                ------------    ------------    ------------    ------------
                                                                       (in thousands)
    THREE MONTHS ENDED MARCH 31, 2002:
       Sales and other revenues from
          external customers ................   $    371,864    $     58,705    $         --    $    430,569
       Intersegment sales ...................         30,652              --              --          30,652
       Earnings before interest, income
          taxes and depreciation and
          amortization (EBITDA) .............        (10,924)         (3,028)         (2,675)        (16,627)
       Operating loss .......................        (23,074)         (3,626)         (2,675)        (29,375)


    THREE MONTHS ENDED MARCH 31, 2001:
       Sales and other revenues from
          external customers ................        437,988          67,878              --         505,866
       Intersegment sales ...................         39,764              --              --          39,764
       EBITDA ...............................         65,568             281          (2,619)         63,230
       Operating income (loss) ..............         56,887            (236)         (2,619)         54,032


NOTE 8: FINANCIAL INSTRUMENTS

Financial instruments consisted of the following:

                                                  MARCH 31,    DECEMBER 31,
                                                    2002           2001
                                                ------------   ------------
                                                       (in thousands)
       Cash .................................   $        108   $        189
       Employee notes receivable ............          3,269          3,329
       Commodity price swap contracts:
           Derivative assets, net ...........             --          1,226
           Derivative liabilities ...........          1,791          2,967

As of March 31, 2002 and December 31, 2001, the carrying value of the commodity price swaps approximated fair value and the Business had no commodity futures contracts outstanding.

The Business is subject to the market risk associated with changes in the market price of the crude oil and refined products underlying the derivative instruments; however, the effect of these changes in values is generally mitigated by changes in the sales price of the Business' refined products.

                                INDEX TO EXHIBITS

        EXHIBIT
        NUMBER                                   DESCRIPTION
        -------                                  -----------


                  2.1 Sale and Purchase Agreement for Golden Eagle Refining and Marketing Assets, dated February 4, 2002, by and among Ultramar Inc. and Tesoro Refining and Marketing
                           Company, including First Amendment dated February 20,
                           2002 and related Purchaser Parent Guaranty dated
                           February 4, 2002 (incorporated by reference to
                           Exhibit 2.12 to the Company's Annual Report on Form
                           10-K for the year ended December 31, 2001, File No.
                           1-3473) and Second Amendment dated May 3, 2002
                           (incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K filed May 9,
                           2002, File No. 1-3473).

                 10.1      $100 million Promissory Note, dated as of May 17,
                           2002, payable by the Company to Ultramar Inc.
                           (incorporated by reference to the Exhibit 10.1 to the Company's Current Report on Form 8-K, File No.
                           1-3473, filed on May 24, 2002).


                 10.2      $50 million Promissory Note, dated as of May 17,
                           2002, payable by the Company to Ultramar Inc.
                           (incorporated by reference to the Exhibit 10.2 to the Company's Current Report on Form 8-K, File No.
                           1-3473, filed on May 24, 2002).


                 10.3*     Letter dated May 5, 2002 from the Company to the
                           State of California Department of Justice, Office of the Attorney General (incorporated by reference to the Exhibit 10.3 to the Company's Current Report on
                           Form 8-K, File No. 1-3473, filed on May 24, 2002).


                 10.4 $1,275,000,000 Amended and Restated Credit Agreement, dated as of May 17, 2002, among the Company and Lehman Brothers Inc. (arranger), Lehman Commercial
                           Paper Inc. (the syndication agent), Bank One, NA (the administrative agent) and a syndicate of banks, financial institutions and other entities
                           (incorporated by reference to the Exhibit 10.4 to the Company's Current Report on Form 8-K, File No.
                           1-3473, filed on May 24, 2002). Certain schedules and exhibits to this Amended and Restated Credit
                           Agreement have not been filed with this exhibit. The
                           Company agrees to furnish supplementally any omitted schedule or exhibit to the SEC upon request.

         * Portions have been omitted pursuant to a request for confidential treatment.